SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported) October 4, 2004

ACR GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Texas (State or Other Jurisdiction of Incorporation)	0-12490 (Commission File Number)	74-2008473 (IRS Employer Identification No.)

3200 Wilcrest Drive,
Suite 440
Houston, Texas 77042
(Address of Principal Executive Offices, Including Zip Code)

(713) 780-8532
Registrant’s telephone number, including area code

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 4, 2004, the Audit Committee and management of ACR Group, Inc. (the “Company”) concluded that the Company had improperly accounted for certain interest rate derivative instruments that were originally entered into in September 2000 and April 2001, and as a result, that the previously issued financial statements and related audit reports of the Company for the fiscal year ended February 28, 2002 and all subsequent periods should no longer be relied upon. Accordingly, the Company intends to restate its financial statements for such periods and to file such restated financial statements by October 15, 2004, or as soon thereafter as practicable.

In September 2000 and April 2001, the Company entered into interest rate derivative agreements with its principal lender, Bank of America, N.A., to fix the interest rate on certain indebtedness outstanding under the Company’s revolving credit agreement with the bank. In September 2004, in connection with a refinancing of its obligations to Bank of America, the Company terminated its remaining derivative instrument prior to maturity. The Audit Committee and management of the Company concluded that the interest rate derivatives with Bank of America should have been accounted for since their inception as derivative instruments under Statement of Financial Accounting Standards (“SFAS”) No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133, as amended by SFAS No. 137, became effective for the Company’s fiscal year beginning March 1, 2001. The Company discussed this matter with Ernst & Young LLP, the Company’s independent registered public accounting firm for all periods discussed herein.

The Company presently estimates that the effect on net income of periods to be restated will be a charge of $400,000, or $(.04) per share, for the year ended February 28, 2002; a charge of $100,000, or $(0.01) per share, for the year ended February 28, 2003; a gain of $200,000, or $0.02 per share, for the year ended February 29, 2004; and a gain of $100,000, or $0.01 per share, for the quarter ended May 31, 2004. The Company’s operating income will not change from amounts previously reported.

Item 9.01. Financial Statements and Exhibits.

On October 8, 2004, ACR Group, Inc. (the “Company”) issued a press release discussing the restatement of its financial statements as noted in Item 4.02(a) above. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Exhibit	Description

99.1	Press release dated October 8, 2004 issued by ACR Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ACR Group, Inc.
Dated: October 8, 2004	By:	/s/ Anthony R. Maresca Anthony R. Maresca Senior Vice President and Chief Financial Officer